                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                         COX CABLE COMMUNICATIONS, INC.



First:  The name of the corporation is COX CABLE COMMUNICATIONS, INC.

Second: The registered office of the corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, county of New Castle, 19801. The registered agent in charge thereof is The Corporation Trust company.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the Laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

Fourth: The amount of the total authorized capital stock of the corporation shall be one thousand (1,000) shares of voting common stock, with a par value of one dollar ($1.00) per share.

Fifth:  The name and mailing address of the incorporator are as follows:

                                    Thomas J. Peter IV
                                    One Ravinia Drive
                                    Suite 1600
                                    Atlanta, Georgia  30346

Sixth: Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation shall have the following powers:

(a) To adopt, and to alter or amend the Bylaws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens (without limit as to the amount) upon the property and franchises of the corporation; and

(b) With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, the whole property of the corporation.

Seventh: The stockholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation within or outside the State of Delaware and at such place or places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of the State of Delaware.

Eighth: The objects, purposes and power specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

Ninth: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any successor provision thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and, as provided in said section, shall advance expenses, including reasonable attorneys' fees, of any and all such persons, and the indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Tenth: To the fullest extent permitted by Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented, or any successor provision thereto, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. An amendment to Section 102 or this Certificate of Incorporation to limit the protection afforded by the preceding sentence shall not affect the liability of a director of the corporation for any actions taken by such director prior to said amendment.

Eleventh:         The corporation shall have perpetual existence.

                  The undersigned, Thomas J. Peters IV, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set his hand and seal.

                                                 /s/ Thomas J. Peters IV
                                                 Thomas J. Peters IV

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          COX CABLE COMMUNICATION, INC.



         Pursuant to Section 242 of the Delaware General Corporation Law, COX CABLE COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify:

TWELFTH: That the Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the Delaware General Corporation Law, duly adopted resolutions proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation to change the name of the Corporation and directing that said amendment be submitted to the stockholders of the Corporation and directing that said amendment be submitted to the stockholders of the Corporation for consideration and approval thereof. The resolutions setting forth the proposed amendment are as follows:

                           RESOLVED,  that,  pursuant  to  Section  242  of  the
                  Delaware General Corporation Law, Article FIRST of the Certificate of Incorporation of this Corporation shall be amended in its entirety to read as follows:

                           FIRST:           The name of the Corporation is:
                                            COX COMMUNICATIONS, INC.

                           FURTHER  RESOLVED,  that,  pursuant to Section 242 of
                  the Delaware General Corporation Law, the foregoing Amendment to the Certificate of Incorporation of this Corporation shall be submitted to the stockholders of this Corporation for consideration and approval.

                           FURTHER RESOLVED, that the foregoing Amendment to the
                  Certificate of Incorporation of this Corporation shall be effective as of the effective date of the filing of a Certificate of Amendment of the Certificate of Incorporation of this Corporation, setting forth the foregoing amendment, with the Secretary of State of the State of Delaware.

THIRTEENTH: That thereafter, all the stockholders of the Corporation waived all notice of the time, place and purposes of a meeting of the stockholders of the Corporation and gave their unanimous written consent to said Amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law and said unanimous written consent was filed with the Secretary of the Corporation.

FOURTEENTH:   That the  aforesaid  Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FIFTEENTH: That the aforesaid Amendment to the Corporation's Certificate of Incorporation shall be effective as of the effective date of the filing of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware.

SIXTEENTH:   That the capital of the Corporation will not be reduced under or by reason of said Amendment.



IN WITNESS WHEREOF, said COX CABLE COMMUNICATIONS, INC. has caused this Certificate to be executed by Jimmy W. Hayes, its Sr. Vice President, and attested by Andrew A. Merdek, its Secretary, this 17th day of November, 1994.


                                By:          /s/ Jimmy W. Hayes
                                             Jimmy W. Hayes, Sr. Vice President




                                Attest:      /s/ Andrew A. Merdek
                                             Andrew A. Merdek, Secretary

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                            COX COMMUNICATIONS, INC.

Article I:        Name.

         The name of this corporation (the "Corporation") is:

                            Cox Communications, Inc.

Article II:       Definitions.

         For the purposes of this Certificate of Incorporation:

         A. "Affiliate" and "Associate" have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on June 3, 1994.

         B. "Beneficially Owns" has the meaning set forth in Rule 13d-3 under the Exchange Act as in effect on June 3, 1994.

         C.       "Board" means the Board of Directors of the Corporation.

         D. "Business Combination" means (a) any merger, consolidation, combination or reorganization of the Corporation or a Subsidiary with or into a Related Person or of a Related Person with or into the Corporation or a Subsidiary, (b) any sale, lease, exchange, transfer, liquidation or other disposition (including without limitation, a mortgage or any other security device) of assets of the Corporation and/or one or more Subsidiaries (including without limitation any voting securities of a Subsidiary) constituting a Substantial Part of the Corporation to a Related Person, (c) any sale, lease, exchange, transfer, liquidation or other disposition (including without limitation, a mortgage or any other security device) of assets of a Related Person (including without limitation any voting securities of a subsidiary of such Related Person) constituting a Substantial Part of such Related Person to the Corporation and/or one or more Subsidiaries, (d) the issuance or transfer of any securities (other than by way of a pro rata distribution to all stockholders) of the Corporation or a Subsidiary to a Related Person that, when aggregated with all prior issuances and transfers to such Related Person of securities of the Corporation or such Subsidiary during the preceding 365 days, constitutes five percent (5%) or more of the outstanding class or series of securities of the Corporation or such Subsidiary, (e) the acquisition by the Corporation or a Subsidiary of any securities issued by a Related Person if, after giving effect thereto, the Corporation and its Subsidiaries would own an aggregate of one percent (1%) or more of (i) the outstanding shares of any class or series of any equity security issued by the Related Person or (ii) the outstanding principal amount of any class or series of any debt security issued by the Related Person (for purposes of such calculation, the Corporation and its Subsidiaries shall be deemed to own at the time of such calculation any such equity or debt securities of the Related Person that may then or thereafter be acquired (x) upon the exercise of any options, warrants or other rights then owned by the Corporation or a Subsidiary or (y) upon the conversion or exchange of any other security then owned by the Corporation or a Subsidiary), (f) any recapitalization or reorganization that would have the effect, directly or indirectly, of increasing the voting power of a Related Person, by five percent (5%) or more, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of a Business Combination.

         E. "Disinterested Shares" means, as to any Related Person, shares of Voting Stock held by stockholders other than such Related Person.

         F. "Effective Date" means the date upon which the merger of The Times Mirror Company, a Delaware corporation, with and into the Corporation becomes effective.

         G. "Fair Market Value" means: (a) in the case of stock, the average closing sale price during the thirty (30) day period immediately preceding and including the date in question of a share of such stock on the Composite Tape for securities listed on the New York Stock Exchange, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the average closing bid quotation with respect to a share of such stock during the thirty
(30) day period preceding and including the date in question on the Nasdaq National Market or any other quotation reporting system then in general use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Independent Directors in good faith, which determination shall be final; and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Independent Directors in good faith, which determination shall be final. In making such determinations, the Independent Directors may rely in good faith upon the books of account or other records of the Corporation or statements prepared by its officers or by independent accountants or by an appraiser selected with reasonable care by the Board.

         H. "Independent Director" means, as to any Related Person, any member of the Board who is unaffiliated with and is not the Related Person.

         I. "Related Person" means and includes any individual, corporation, partnership or other person or entity, or any group of two or more of the foregoing that have agreed to act together, that, together with its Affiliates and Associates, Beneficially Owns, in the aggregate, five percent (5%) (the "Threshold Percentage") or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include any employee benefit plan established to provide benefits for employees of the Corporation or its Subsidiaries, any trust established pursuant thereto, or any trustee or fiduciary when acting in such capacity with respect to any such plan or trust.

         J. "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, securities that entitle the Corporation to elect a majority of the board of directors of such corporation or that otherwise give to the Corporation the power to control such corporation.

         K. "Substantial Part" means more than ten percent (10%) of the Fair Market Value of the total consolidated assets of the corporation in question and its subsidiaries as of the end of its most recent fiscal year ending prior to the time the determination is being made.

         L. "Voting Stock" means all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.

Article III:      Registered Office.

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The registered agent in charge thereof is The Corporation Trust Company.

Article IV:       Business.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

Article V:        Authorized Capital Stock.

         A. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is three hundred five million (305,000,000) shares, of which (i) three hundred million (300,000,000) shares, of a par value of $1.00 per share, shall be Common Stock (the "Common Stock"), and (ii) five million (5,000,000) shares of a par value of $1.00 per share, shall be Preferred Stock (hereinafter called "Preferred Stock"). The Common Stock shall be divided into classes as follows: two hundred eighty-six million (286,000,000) shares of Class A Common Stock ("Class A Stock") and fourteen million (14,000,000) shares of Class C Common Stock ("Class C Stock").

         B.       Class A Stock and Class C Stock.

                  1.       Powers, Preferences and Rights.

         Except as otherwise provided in this Section 2, each share of Common Stock shall be identical.

                  2.       Voting Rights.

                           a.       If there  shall  be only one class of Common
Stock outstanding, each share of Common Stock shall entitle the holder thereof to one (1) vote.

                           b.       If both  classes  of Common Stock are issued
and outstanding, each share of Class A Stock shall entitle the holder thereof to one (1) vote and each share of Class C Stock shall entitle the holder thereof to ten (10) votes. Except as set forth herein, all actions submitted to a vote of stockholders shall be voted on by the holders of Class A Stock and Class C Stock (as well as the holders of any Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

                           c.       The  holders  of Class A Stock  and  Class C
Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective class of stock so as to affect them adversely and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware.

                           d.       Except  as  otherwise  provided  by  law  or
pursuant to this Article V or by resolution or resolutions of the Board providing for the issuance of any series of Preferred Stock, the holders of the Class A Stock and the Class C Stock shall have sole voting power for all purposes, each holder of the Class A Stock and Class C Stock being entitled to vote as provided in subparagraph 2.b of paragraph B of Article V.

                  3.       Dividends.

                           a.       If and when  dividends  on the Class A Stock
and Class C Stock are declared payable from time to time by the Board as provided in this subparagraph 3.a of paragraph B of Article V, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Class A Stock and the holders of Class C Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends are declared that are payable in shares of Class A Stock or Class C Stock, such dividends shall be payable at the same rate on all classes of Common Stock and the dividends payable in shares of Class A Stock shall be payable only to holders of Class A Stock and the dividends payable in shares of Class C Stock shall be payable only to holders of Class C Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Stock or Class C Stock, the outstanding shares of the other class of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Stock or Class C Stock, as the case may be, that have been subdivided or combined.

                           b.       Subject   to  provisions  of  law  and   the
preferences of the Preferred Stock and of any other stock ranking prior to the Class A Stock or the Class C Stock as to dividends, the holders of the Class A Stock and the Class C Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any class shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series.

                  4.       Conversion of Class C Stock by Holder.

                           a.       The  holder of each share  of  Class C Stock
shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Class A Stock on and subject to the terms and conditions hereinafter set forth.

                           b.       In  order   to   exercise   his   conversion
privilege, the holder of any shares of Class C Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Class C Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Class C Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Stock represented thereby on the conversion date.

                           c.       As   promptly  as   practicable  after   the
presentation and surrender for conversion, as herein provided, of any certificate for shares of Class C Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Stock issuable upon such conversion. Subject to the provisions of subparagraph 6 of paragraph B of
Article V, in case any certificate for shares of Class C Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class C Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Class A Stock issuable upon the conversion of shares of Class C Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                           d.       Upon any  conversion  of  shares  of Class C
Stock into shares of Class A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Class C Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Class A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Class A Stock on or after such conversion date.

                           e.       In case of any sale or  conveyance of all or
substantially all of the property or business of the Corporation as an entirety, a holder of a share of Class C Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock and other securities and properties receivable upon such sale or conveyance by a holder of one share of Class A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph 4.e of paragraph B of Article V shall similarly apply to successive sales or conveyances.

                           f.       Shares of the Class C Stock  converted  into
Class A Stock shall be retired and shall resume the status of authorized but unissued shares of Class C Stock.

                           g.       Such  number  of  shares of Class A Stock as
may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class C Stock.

                  5.       Termination of Class C Stock.

                           a.       All  outstanding  shares  of  Class  C Stock
shall automatically, without any further act or deed on the part of this Corporation or any other person, be converted into shares of Class A Stock on a share-for-share basis:

                                    (1)      if, as a result of the existence of
the Class C Stock, the Class A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other national securities exchanges and is also excluded from quotation on the Nasdaq National Market and any other national quotation system then in use; or

                                    (2)     at the option of the Corporation:

                                            (a)       at any time when the Board
and the holders of a majority of the outstanding shares of the Class C Stock approve the conversion of all of the Class C Stock into Class A Stock; or

                                            (b)       if the Board, in its  sole
discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or any substantial part of the

Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation; or

                                            (c)     if  the  Board,  in its sole
discretion, elects to effect a conversion after a determination that there has been a material adverse change in the liquidity, marketability or market value of the outstanding Class A Stock, considered in the aggregate, (X) due to the exclusion of the Class A Stock from trading on a national securities exchange or the exclusion of the Class A Stock from quotation on Nasdaq National Market or such other system then in use, or (Y) due to requirements under federal or state law, in any such case as a result of the existence of the Class C Stock.

                           b.       In  the  event of any  automatic  conversion
of Class C Stock pursuant to this subparagraph 5 of paragraph B of Article V, certificates formerly representing outstanding shares of Class C Stock will thereafter be deemed to represent the number of shares of Class A Stock into which such shares have been converted.

                  6.       Limitation on Transfer of Class C Stock.

                           a.       No record or  beneficial  owner of shares of
Class C Stock may transfer, and the Corporation shall not register the transfer of, such shares of Class C Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" as provided herein.

                                    (1)     In the case of a  holder  of  record
of the Class C Stock (the "Class C Holder") who is a natural person and the beneficial owner of the shares of Class C Stock to be transferred, Permitted Transferees shall include only the following:

                                            (a)     The  spouse of such  Class C
Holder, any lineal descendant of a grandparent of such Class C Holder, or any spouse of such lineal descendant (herein collectively referred to as "such Class C Holder's Family Members");

                                            (b)     The  trustee or  trustees of
a trust (including a voting trust) principally for the benefit of such Class C Holder and/or one or more of such Class C Holder's Family Members; provided, however, that if at any time such trust ceases to meet the requirements of this subparagraph (b), all shares of Class C Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into Class A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Stock;

                                             (c)    A corporation, if sufficient
shares entitled to elect at least a majority of the entire board of directors of such corporation are beneficially owned by, or a partnership in which all of the partners are, and all of the partnership interests are owned by, the Class C Holder and/or one or more of the Permitted Transferees of such Class C Holder determined under this subparagraph 6.a of paragraph B of Article V; provided, however, that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Class C Holder, all shares of Class C Stock then held by such corporation or partnership shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Class A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Stock;

                                           (d)      An  organization established
by the Class C Holder or such Class C Holder's Family Members, contributions to which are deductible for federal income, estate or gift tax purposes (a "Charitable Organization") and a majority of the governing board of which at all times consists of the Class C Holder and/or one or more of the Permitted Transferees of such Class C Holder, or any successor to such Charitable Organization meeting such definition; provided, however, that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Class C Holder, all shares of Class C Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Class A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Stock; and

                                           (e)       The executor, administrator
or personal representative of the estate of a deceased Class C Holder or the trustee of the estate of a bankrupt or insolvent Class C Holder or the guardian or conservator of a Class C Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

                                    (2)      In the  case of a  Class  C  Holder
holding the shares of Class C Stock as trustee pursuant to a trust other than a trust described in subparagraph 6.a(3) below of paragraph B of Article V, Permitted Transferees shall include only the following:

                                           (a)       any  successor  trustee  of
such trust who is not, and by becoming successor trustee will not become, a Related Person;

                                           (b)       the  person who established
such trust; and

                                           (c)       a   Permitted    Transferee
of  such person who established such trust.

                                    (3)     In  the  case  of  a  Class C Holder
holding the shares of Class C Stock as trustee pursuant to a trust that was irrevocable on the Effective Date (a "Transferor Trust"), Permitted Transferees shall include only the following:

                                           (a)       any  successor  trustee  of
such Transferor Trust who is described in subparagraph (b), (c) or (d) below or who is not, and by becoming successor trustee will not otherwise become, a Related Person;

                                            (b)      any  person to  whom or for
whose benefit the income may be distributed during the term of such Transferor Trust;

                                            (c)      any  person to  whom or for
whose benefit the principal may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise; and

                                            (d)      any lineal  descendant of a
grandparent of the creator of such Transferor Trust, the spouse of such creator and the spouse of any such lineal descendant.

                                    (4)     In  the  case  of a  Class C  Holder
that is a partnership and the beneficial owner of the shares of Class C Stock proposed to be transferred, Permitted Transferees shall include only:

                                            (a)      any     partner   of   such
partnership  who was also a partner of such  partnership  on the Effective Date;

                                            (b)      any   person   transferring
shares of Class C Stock to such partnership after the Effective Date (provided, however, that such transferor may not receive shares of Class C Stock in excess of the shares transferred by the transferor to such partnership); and

                                            (c)      any   Permitted  Transferee
of such person referred to in subparagraph (a) or (b) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph 6.a(4) of paragraph B of Article V).

                                    (5)     In the   case of a  Class  C  Holder
that is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

                                            (a)      any   shareholder  of  such
corporation on the Effective Date that is generally entitled to vote in the election of directors of such corporation (a "Voting Shareholder");

                                            (b)      any   shareholder  of  such
corporation on the Effective Date who receives shares of Class C Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation or reorganization of such corporation;

                                            (c)      any   person   transferring
shares of Class C Stock to such corporation after the Effective Date (provided, however, that such transferor may not receive shares of Class C Stock in excess of the shares transferred by the transferor to such corporation);

                                            (d)      any  Permitted   Transferee
of such shareholder or person referred to in subparagraph (a), (b), or (c) above (not in excess of the number of shares that such shareholder or person is entitled to receive pursuant to this subparagraph 6.a(5) of paragraph B of
Article V);

                                            (e)      the survivor of a merger or
consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation; provided, however, that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Class C Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Class A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Stock; and

                                            (f)      the  survivor of  a merger,
consolidation or liquidation of such corporation if such survivor owned more than fifty percent of the common stock of such corporation and such common stock represented more than fifty percent of the voting power of such corporation's common stock.

For purposes of subparagraph 6.a(5) of paragraph B of Article V, a mutual company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as shareholders.

                                    (6)     In the case of a  Class C Holder who
is the executor or administrator of the estate of a deceased Class C Holder, guardian or conservator of the estate of disabled or incompetent Class C Holder or who is a trustee of the estate of a bankrupt or insolvent Class C Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Class C Holder.

                                    (7)     In  the  case of a  record  (but not
beneficial) owner of the Class C Stock as nominee for the person who was the beneficial owner thereof on the Effective Date, Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

                           b.       Notwithstanding anything to the contrary set
forth herein, any Class C Holder may pledge such holder's shares of Class C Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this subparagraph 6 of paragraph B of Article V. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class C Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Stock, as the pledgee may elect.

                           c.       For  purposes  of  this  subparagraph  6  of
paragraph B of Article V:

                                    (1)      The relationship of any person that
is derived by or through a legal adoption shall be considered a natural one;

                                    (2)      Each  joint   owner  of  shares  of
Class C Stock shall be  considered  a Class C Holder of such shares;

                                    (3)      A minor for whom  shares of Class C
Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class C Holder of such shares; and

                                    (4)      Unless  otherwise  specified,   the
term "person" means both natural persons and legal entities.

                           d.       Any purported  transfer of shares of Class C
Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class C Stock into shares of Class A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the Corporation; provided, however, that if the Corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment or other disposition, as determined in good faith by the Board or its appointed agent. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class C Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Class C Stock are presented for transfer, the transfer shall be presumed by the Corporation to be a transfer to a person other than a Permitted Transferee.

                  7.       Registration of Class C Stock.

                           a.       Shares  of Class C Stock shall be registered
in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names. For the purposes of subparagraphs 6 and 7 of paragraph B of Article V, the term "beneficial owner(s)" of any share of Class C Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and "beneficially owned" shares shall refer to shares owned by such a beneficial owner.

                           b.       The   Corporation    shall   note   on   the
certificates representing the shares of Class C Stock that there are restrictions on transfer and registration of transfer imposed by subparagraphs 6 and 7 of paragraph B of Article V.

                  8.       Priority of Preferred Stock.

         The Class A Stock and the Class C Stock are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of this Article V.

                  9.       Liquidation, Dissolution or Winding Up.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Class A Stock and the Class C Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Class A Stock and the Class C Stock shall be entitled to share pro rata in the remaining assets of the Corporation according to their respective interests.

         C.       Preferred Stock.

         Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. The Board is hereby authorized to fix or alter the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

Article VI:       Number  of Directors and Limitation of Liability of Directors.

         A. Number of Directors. The number of directors that shall constitute the whole Board of the Corporation shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time.

         B. Limitation of Liability of Directors. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any successor provision thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and, as provided in said section shall advance expenses, including reasonable attorneys' fees, of any and all such persons, and the indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such persons. To the fullest extent permitted by Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented, or any successor provision thereto, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         C. Future Amendments. In addition to the provisions of paragraph B of Article VI hereof, if Delaware law is amended hereafter to authorize or permit corporate action further limiting or eliminating the personal liability of a director to the Corporation or its stockholders, then the liability of each director of the Corporation shall be further limited or eliminated to the fullest extent permitted by any such future amendment of the law of the State of Delaware.

         D.       Repeal or  Modification.  Any repeal or  modification  of this
Article VI or any provision hereof shall not increase the personal liability of any director or the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article VII:      Meetings.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designed from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Article VIII:     Election of Directors.

         A. Stockholders' Meeting. The directors who shall take office on the Effective Date shall serve until the first annual meeting of stockholders at which directors are elected following the Effective Date. The Directors shall be elected at the annual meeting of stockholders, and each director elected shall hold office until such director's successor has been elected and qualified. Directors need not be stockholders of the Corporation.

         B. Directors Elected by Preferred Stock. During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such times as such right continues the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; and each such additional director shall serve until the annual meeting at which his term of office shall expire and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

         C. Removal. Subject to the rights of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time, by the affirmative vote of the holders of a majority of the Voting Stock; provided, however, that if the proposal to remove a director is made by or on behalf of a Related Person or a director affiliated with a Related Person, then in addition to the affirmative vote of the holders of a majority of the Voting Stock such removal shall require the affirmative vote of a majority of the Voting Stock of the Disinterested Shares.

         D. Notice of Stockholder Nominees. Nominations of persons for election to the Board shall be made only at a meeting of stockholders and only
(1) by or at the direction of the Board or (2) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph D of Article
VIII. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that if less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purpose of this paragraph D of Article VIII, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of this notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless pursuant to a notice that was timely for the meeting on the date originally scheduled. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder, and (B) the class and number of shares of the Corporation that are beneficially owned by such stockholder. Notwithstanding the foregoing, nothing in this paragraph D of
Article VIII shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this paragraph D of Article VIII, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Article IX:       Business Combinations.

         A. Vote Required for Certain Business Combinations. Except as otherwise expressly provided in paragraph B of Article IX, in addition to any affirmative vote required by law or any other provision of this Certificate of Incorporation, and in addition to any voting rights granted to or held by holders of Preferred Stock, the approval or authorization of any Business
Combination shall require (1) the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock (the "80% Voting Requirement") and
(2) the affirmative vote of the holders of a majority of the Voting Stock of the Disinterested Shares.

         B.       Exceptions.

                  1. Paragraph A of Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Independent Directors.

                  2. The 80% Voting Requirement of paragraph A of Article IX shall not be applicable to any particular Business Combination in which stockholders of the Corporation, in one or more transactions, are to receive cash, securities or other property in exchange for their shares of capital stock of the Corporation, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provisions of this Certificate of Incorporation if all of the following conditions are met:

                           a.       The  aggregate  amount of cash plus the Fair
Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                    (1)      the   higher   per   share    price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by the Related Person for any shares of Common Stock acquired by it (A) within the period of eighteen (18) months immediately prior to and including the date of the most recent public announcement of the proposal of the Business Combination (the "Announcement Date") or (B) in the transaction or series of transactions in which it became a Related Person; or

                                    (2)      the Fair Market  Value per share of
Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to as the "Determination Date"), whichever is higher; and

                           b.       The  aggregate  amount  of the cash plus the
Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of any of a particular class or series of outstanding capital stock, other than Common Stock shall be at least equal to the highest of the following (it being intended to be met with respect to every class or series of outstanding capital stock other than Common Stock whether or not the Related Person has previously acquired any shares of that particular class or series of capital stock):

                                    (1)      the   highest   per   share   price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by the Related Person for any shares of such class or series of capital stock acquired by it (A) within the period of eighteen (18) months immediately prior to and including the Announcement Date or
(B) in the transaction or series of transactions in which it became a Related Person; or

                                    (2)      the redemption  price of each share
of such class or series, or if such shares have no redemption price, the highest amount per share that such class or series was entitled to receive upon liquidation of the Corporation as of the Announcement Date or the Determination Date, whichever is higher; or

                                    (3)      the Fair Market  Value per share of
such class or series on the Announcement Date or on the Determination Date, whichever is higher; and

                           c.       The  consideration to be received by holders
of a particular class or series of outstanding capital stock (including, without limitation, Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of capital stock. If the Related Person has paid for shares of any class or series of capital stock with varying forms of consideration, the form of consideration for such class or series of capital stock shall be either cash or the form used to acquire the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

                           d.       The  Business  Combination  shall  have been
approved by the holders of a majority of the Voting Stock of the Disinterested Shares.

         C. Determination of Compliance. A majority of the total number of Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation, (1) whether a person is a Related Person, (2) the number of shares of capital stock Beneficially Owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the applicable conditions set forth in subparagraph 2 of paragraph B of Article IX have been met with respect to any Business Combination, and (5) whether the proposed transaction is a Business Combination.

Article X:        Indemnification.

         The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Article XI:       Stockholder Vote.

         Any election or other action by stockholders of this Corporation must be effected at an annual or special meeting of stockholders, and may not be effected by written consent without a meeting.

Article XII:      Stockholder Proposals at Annual Meetings.

         Business may be properly brought before an annual meeting by a stockholder only upon the stockholder's timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting as originally schedules; provided, however, that if less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Article XII, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder in such business. Notwithstanding the foregoing, nothing in this
Article XII shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article XII, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Article XIII:     Call of Special Meetings.

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a majority of the members of the Board; provided however, that where a proposal requiring stockholder approval is made by or on behalf of a Related Person or director affiliated with a Related Person, or where a Related Person otherwise seeks action requiring stockholder approval, then the affirmative vote of a majority of the Independent Directors shall also be required to call a special meeting of stockholders for the purpose of considering such proposal or obtaining such approval. Such special meetings may not be called by any other person or persons or in any other manner.

Article XIV:      Amendments.

         In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Preferred Stock, any alteration, amendment, repeal or rescission (any "Change") of any provision of this Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority of the Voting Interests; provided, however, that if any such Change relates to Articles II, V, VI, VIII, IX, X, XI, XII, or XIII hereof or to this Article XIV, such Change must be approved either (i) by a majority of the authorized number of directors, and if one or more Related Persons exist, by a majority of the directors who are Independent Directors with respect to all Related Persons, or (ii) by the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock and, if the Change is proposed by or on behalf of a Related Person or a director affiliated with a Related Person, by the affirmative vote of the holders of a majority of the Voting Stock of the Disinterested Shares. Subject to the foregoing, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

Article XIV:

         The name and mailing address of the incorporator are as follows:

                         Thomas J. Peters IV
                         One Ravinia Drive
                         Suite 1600
                         Atlanta, Georgia 30346

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COX COMMUNICATIONS, INC.


COX  COMMUNICATIONS,  INC., a corporation  organized  and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"),

DOES HEREBY CERTIFY:

FIRST: That, by unanimous written consent in lieu of a meeting of the Board of Directors of COX COMMUNICATIONS, INC. pursuant to Section 141 (f) of the General Corporation Law, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing subsection A of Article V thereof so that, as amended, said subsection A of Article V shall read as follows: "A. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is three hundred thirty-five million (335,000,000) shares of which (i) three hundred thirty million (330,000,000) shares of a par value of $1.00 per share shall be Common Stock (the "Common Stock"), and (ii) five million (5,000,000) shares of a par value of $1.00 per share shall be Preferred Stock (the "Preferred Stock"). The Common Stock shall be divided into classes as follows: three hundred sixteen million (316,000,000) shares of Class A Common Stock ("Class A Stock") and fourteen million (14,000,000) shares of Class C Common Stock ("Class C Stock")";

         FURTHER RESOLVED, that the foregoing amendment to the Certificate of Incorporation of the Corporation be submitted to the stockholders of the Corporation for their approval at the next Annual Meeting of Stockholders and that the Board of Directors recommends that the stockholders of the Corporation vote in favor of such amendment;

         FURTHER RESOLVED, that the foregoing amendment to the Certificate of Incorporation of the Corporation, subject to approval by the stockholders of the Corporation, shall be effective upon the effective date of the filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation, substantially in the form attached hereto as Exhibit A, setting forth the foregoing amendment with the Secretary of State of the State of Delaware.

SECOND: That said amendment was approved by the requisite vote of the stockholders of the Corporation at the Annual Meeting of Stockholders of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

     IN  WITNESS  WHEREOF,  said  COX  COMMUNICATIONS,   INC.  has  caused  this
certificate to be signed by James O. Robbins, its President and Chief Executive Officer, and Andrew A. Merdek, its Secretary, this 21st day of April, 1997.


                                        By:/s/  James O. Robbins
                                                James O. Robbins
                                                President and Chief
                                                Executive Officer




ATTEST:/s/  Andrew A. Merdek
            Andrew A. Merdek
            Secretary

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                            COX COMMUNICATIONS, INC.
                              ---------------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware
                              ---------------------

         COX COMMUNICATIONS, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Executive Committee of the Board of Directors of the Corporation by a unanimous written consent dated September 29, 1998.

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Executive Committee of the Board of Directors of the Corporation by the provisions of Section C of Article V of the Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and Section 151(g) of the General Corporation Law of the State of Delaware, such Executive Committee of the Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

         The series of Preferred Stock hereby established shall consist of 2,418,186 shares, increased or decreased in accordance with Section 2 hereof, designated as "Series A Convertible Preferred Stock". The rights, preferences and limitations of such series shall be as follows:

         1.        Definitions.   As used herein, the following terms shall have
the indicated meanings:

                  1.1 "Adjustment Events" shall mean stock splits (including reverse stock splits), stock dividends, recapitalizations, reclassifications and similar events which affect the number of outstanding shares of Class A Common Stock on a pro rata basis.

                  1.2 "Advances" shall mean loans or advances to Merger Sub from the Corporation or any Affiliate of the Corporation, and all Advances shall bear interest which shall be payable by Merger Sub monthly at the Cost of Funds for the period for which interest is payable with respect to such Advances.

                  1.3      "Affiliate"   shall  mean  any  Person   directly  or
indirectly controlling, controlled by, or under common control with, the Person with respect to whom the term "Affiliate" is used.

                  1.4 "Asset Sale" shall mean a sale, conveyance, transfer or any other disposition, including without limitation by exchange or merger, of all or substantially all of the assets of Merger Sub to any Person which is not an Affiliate of the Corporation.

                  1.5      "Asset Sale Date" shall have the meaning set forth in
Section 6.3 hereof.

                  1.6 "Average Closing Price" shall mean the sum of the Closing Prices per share of the Class A Common Stock for the last ten consecutive Trading Days immediately preceding the second Trading Day prior to the Conversion Date, divided by ten.

                  1.7 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                  1.8 "Break Even" shall mean any four calendar quarter period in which cash generated by Merger Sub's operations exceeds the sum of the aggregate cash expenses of Merger Sub for such period, including (i) capital expenditures, (ii) general and administrative expenses, (iii) operating and programming expenses, (iv) service costs, (v) interest expense, whether or not capitalized, (vi) provision for taxes based on revenue received or accrued, and
(vii) debt service obligations including dividend requirements with respect to the CCLV Preferred, but excluding principal payments on Indebtedness and the redemption of the CCLV Preferred.

                  1.9 "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of Atlanta, Georgia are authorized or obligated by law or executive order to close.

                  1.10 "CCLV Preferred" shall mean a series of preferred stock of Merger Sub authorized and designated to (i) be callable by Merger Sub at any time on or after the fifth anniversary of the Effective Time, (ii) pay cumulative monthly dividends equal to the Cost of Funds for the period for which dividends cumulate on such CCLV Preferred and (iii) have a liquidation preference over the common stock of Merger Sub equal to $1,000.00 per share.

                  1.11 "Capital Stock" shall mean any and all shares of corporate stock, partnership interest, units or other interest in the equity of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to such Person, any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

                  1.12 "Certificate" shall mean the certificate of the (i) voting powers, designations and preferences, (ii) relative, participating, optional or other special rights, and (iii) qualifications, limitations or restrictions thereof, of the Series A Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to
Section 151 of the General Corporation Law of the State of Delaware.

                  1.13 "Change of Control" shall mean a transaction in which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the unconditional right to acquire, either immediately or within 30 days), directly or indirectly, of a percentage of the total combined voting power of the outstanding Voting Stock of the Corporation representing a greater percentage of the total combined voting power of the outstanding Voting Stock of the Corporation beneficially owned by the Permitted Holders in the aggregate following such transaction, and a "Change of Control" shall be deemed to have occurred on the date of the closing of such transaction.

                  1.14 "Class A Common Stock" shall mean the class of Class A Common Stock, par value $1.00 per share, of the Corporation authorized at the Effective Time, or any other class of stock resulting from stock splits (including reverse stock splits), stock dividends, recapitalizations, reclassifications and similar events which affect the number of outstanding shares of Class A Common Stock on a pro rata basis, and in any such case including any shares thereof authorized after the Effective Time, together with any associated rights to purchase other securities of the Corporation which are at the time of a Conversion represented by the certificates representing such shares of Class A Common Stock.

                  1.15 "Closing Price" shall mean the last reported sale price of the Class A Common Stock (regular way) as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Class A Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Class A Common Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ.

                  1.16     "Communication  Business"  shall  mean  any  video or
voice distribution business or any high speed Internet access or data transmission business, including, without limitation, (i) the distribution to subscribers of video programming by electronic means, including providing cable television services and distributing video programming by any alternative video distribution system, including by single and multi-channel multi-point distribution service, satellite master antenna distribution and video dial tone,
(ii) the provision of local telephone service and (iii) the distribution of video programming by electronic means, including providing cable television services, to gaming establishments and resorts, hotels, motels and similar establishments; provided, however, that "Communication Business" shall not include: (i) the ownership, operation and management of newspapers, magazines, other periodical print publications and related businesses, including their growth, expansion and development; (ii) the ownership, operation and management of high speed data networks, which are primarily related to the distribution of any newspaper, magazine or other periodical print publication by electronic means, over the Internet by any high speed Internet access service provider;
(iii) the ownership, operation and management of any radio or television broadcasting stations or operations; and (iv) the ownership, operation and management of radio, television or wireless communication towers or an enterprise that builds such towers or acquires or manages sites on which such towers are placed or located.

                  1.17 "Contribution Date" shall mean the date of any Cox Contribution.

                  1.18 "Conversion" shall mean the conversion of Series A Stock either (i) into Class A Common Stock in accordance with Section 5.2,
Section 6.1 or Section 6.3, or (ii) into other  consideration in accordance with
Section 6.8.

                  1.19     "Conversion   Date"  for  purposes  of  Section  4.1,
Section 5.2, Section 6.1 and Section 6.3 shall mean the Contribution Date, the date on which the Conversion Notice is received by the Corporation, the Distribution Date and the date on which the definitive agreement(s) for an Asset Sale is executed by the Corporation, respectively.

                  1.20 "Conversion Election" shall have the meaning set forth in Section 5.2 hereof.

                  1.21 "Conversion Notice" shall mean written notice of an election to convert shares of Series A Stock into shares of Class A Common Stock pursuant to Section 5 hereof which is signed by holders representing at least a majority of the shares of Series A Stock then outstanding.

                  1.22 "Conversion Percentage" shall have the meaning set forth in Section 7 hereof.

                  1.23 "Conversion Value" shall have the meaning set forth in Section 5.3 hereof.

                  1.24 "Converting Shares" shall have the meanings set forth in Section 5.2, Section 6.1 and Section 6.3 hereof, as applicable.

                  1.25 "Corporation" shall mean Cox Communications, Inc., a Delaware corporation, and any of its successors by operation of law, including by merger or consolidation.

                  1.26 "Cost of Funds" shall mean the weighted average interest rate charged to the Corporation during a particular period or at a particular time under the credit facilities and agreements set forth on Exhibit A hereto, including deferrals, renewals, extensions, restatements, replacements, restructurings, refinancings or refundings thereof or amendments, modifications or supplements thereto.

                  1.27 "Cox Affiliate" shall mean each of Anne Cox Chambers, Barbara Cox Anthony, Margaretta Johnson Taylor, Katharine Rayner, James Cox Chambers, James C. Kennedy, Blair D. Parry-Okeden and any of their spouses, descendants (including adopted persons) and any trust for the primary benefit of any of the foregoing individuals (including, without limitation, the Anne Cox Chambers Atlanta Trust, the Barbara Cox Anthony Atlanta Trust and the Dayton Cox Trust), the estate of any of the foregoing individuals, or any corporation, partnership, limited liability company or any other entity more than 50 percent of the total combined voting power in which and at least one-third of the Capital Stock in which is owned by one or more of the foregoing Persons.

                  1.28 "Cox Contribution" shall have the meaning set forth in Section 4.1 hereof; provided, however, "Cox Contribution" shall not include any Advances or the purchase price paid to Merger Sub for shares of CCLV Preferred.

                  1.29 "Distribution" and "Distribution Notice" shall have the meaning set forth in Section 6.1 hereof.

                  1.30 "Distribution Date" shall mean the date of any Distribution.

                  1.31     "Effective   Time"  shall  mean  12:01  A.M.  Eastern
Standard Time, October 1, 1998.

                  1.32 "Electing Holder" and "Election Notice" shall have the meanings set forth in Section 4.2 hereof.

                  1.33 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

                  1.34 "Fair Market Value of Merger Sub" for purposes of any Conversion, Cox Contribution or Distribution, as the case may be, shall mean the cash price at which a willing seller would sell and a willing buyer would buy all of the Capital Stock of Merger Sub as a going concern, both having full knowledge of all relevant facts, including, without limitation, the Liabilities of Merger Sub, and being under no compulsion to buy or sell, in an arm's length transaction without time constraints as determined in accordance with Section 8 as of the month ended immediately prior to the Conversion Date, the Contribution Date, or the Distribution Date, as the case may be.

                  1.35 "First Offer Agreement" means the First Offer Agreement, dated as of October 1, 1998, by and between the Corporation, G.C. Investments and Barbara J. Greenspun, as Trustee of the Unified Credit Trust created under a Declaration of Trust dated December 6, 1988.

                  1.36     "GAAP"  shall  mean  generally  accepted   accounting
principles as in effect from time to time.

                  1.37 "Greenspun Affiliate" shall mean Brian L. Greenspun, Barbara Greenspun, Daniel Greenspun, Susan Fine, Janie Gale, Barbara J. Greenspun, as Trustee of the Unified Credit Trust created under a Declaration of Trust dated December 6, 1988, G.C.

Investments, a Limited Liability Company, any of their spouses or descendants (including adopted persons) of any of the foregoing individuals, any trust for the primary benefit of any of the foregoing individuals, the estate of any of the foregoing individuals, or any corporation, partnership, limited liability company or any other entity more than 50 percent of the total combined voting power in which and at least one-third of the Capital Stock in which is owned by one or more of the foregoing Persons.

                  1.38 "Indebtedness" shall mean money borrowed, indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all indebtedness upon which interest charges are customarily paid.

                  1.39 "Junior Stock" shall mean the Class A Common Stock, the Class C Common Stock, par value $1.00 per share, of the Corporation and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, is designated as junior to the Series A Stock in respect of the right to participate in any distribution of assets other than by way of dividends.

                  1.40 "Liabilities" shall mean (i) Indebtedness and all other liabilities (actual or contingent) of Merger Sub classified as such by GAAP, (ii) the aggregate liquidation value of and the sum of any cumulated and accrued and unpaid dividends on all outstanding shares of CCLV Preferred, and
(iii) any other liability or obligation of Merger Sub that would affect the value of Merger Sub.

                  1.41 "Liquidation Value" shall have the meaning set forth in Section 11.1 hereof.

                  1.42 "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of May 4, 1998, by and among the Corporation, Merger Sub, Prime South Diversified, Inc. ("PSD") and certain of the shareholders of PSD, as the same may be amended from time to time.

                  1.43 "Merger Sub" shall mean Cox Communications Las Vegas, Inc., a Delaware corporation and the surviving corporation in the merger transaction contemplated in the Merger Agreement, and all of its consolidated subsidiaries, if any.

                  1.44 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                  1.45 "Non-Electing Holder" shall have the meaning set forth in Section 4.2 hereof.

                  1.46     "NYSE" shall  mean  the New York Stock Exchange, Inc.

                  1.47 "Operating Assets" shall mean (i) licenses, permits and other authorizations issued by the Federal Communications Commission, the Federal Aviation Administration, or any other federal, state or local governmental authority and held in connection with the conduct of the business or operation of any cable television system, including, without limitation, initial authorizations, and amendments and renewals thereof, whether such authorizations are designated as franchises, permits, licenses, resolutions, contracts, certificates, agreements or otherwise, (ii) pole attachment and conduit agreements, retransmission consent agreements, leases, non-governmental licenses, employment agreements, subscriber agreements and other agreements, including any amendments and other modifications thereto, which relate to the business or operation of any cable television system, (iii) plant, machinery and equipment which relate to the business or operation of any cable television system, (iv) buildings and other improvements thereon used or held for use in connection with the business or operation of any cable television system, and
(v) interests in any real property, including fee estates, leaseholds and subleaseholds, purchase options, licenses, easements, rights to access, and rights of way; provided, however, that "Operating Assets" shall not include (i) cash, short-term deposits or other marketable securities, and (ii) any other assets not used or held for use in connection with the business or operation of the cable television systems or any other line of business owned or operated by Merger Sub.

                  1.48 "Permitted Holders" shall mean any of (i) Cox Enterprises, Inc., (ii) any subsidiary or Affiliate of Cox Enterprises, Inc.,
(iii) any Cox Affiliate, and (iv) any Affiliate of any Person described in clauses (i)-(iii) of this definition.

                  1.49     "Person"  shall  mean  an  individual,   corporation,
partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  1.50 "Preemptive Consideration" and "Preemptive Right" shall have the meanings set forth in Section 4.1 hereof.

                  1.51 "Preemptive Right Holder" shall mean any Person holding the investment power (as such term is defined in Rule 13d-3 under the Exchange Act) with respect to Series A Stock which is a Greenspun Affiliate.

                  1.52 "Qualified Appraiser" shall have the meaning set forth in Section 8 hereof.

                  1.53 "Redemption Price" shall have the meaning set forth in Section 9.2 hereof.

                  1.54 "Requisite Holders" shall have the meaning set forth in Section 8 hereof.

                  1.55 "Series A Stock" and "this Series" shall mean the series of Preferred Stock of the Corporation authorized and designated as the Series A Convertible Preferred Stock, including any shares thereof authorized and designated after the Effective Time.

                  1.56 "Trading Day" shall mean, so long as the Class A Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Class A Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Class A Common Stock is listed is open for the transaction of business, or, if the Class A Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which the National Market System of NASDAQ is open for the transaction of business.

                  1.57 "Triggering Event" shall have the meaning set forth in Section 5.1 hereof.

                  1.58 "Voting Stock" shall mean, with respect to any Person, the Capital Stock of any class or kind having the power to vote for the election of directors, managers or other members of the governing body of such Person.

         2.       Series A Stock Issued and Outstanding.

                  2.1 As of the Effective Time there shall be 2,418,186 shares of Series A Stock issued and outstanding.

                  2.2 Upon the occurrence of any Adjustment Event, the number of issued and outstanding shares of Series A Stock shall be increased or decreased on an equal per share basis with the increase or decrease in the number of shares of Class A Common Stock as a result of such Adjustment Event. Within 15 Business Days of an Adjustment Event, the Corporation shall give written notice to the holders of Series A Stock as to the effect of the Adjustment Event on the number of issued and outstanding shares of Series A Stock. The provisions of this Section 2.2 shall apply to any successive Adjustment Events.

         3. Dividends. Dividends on the Series A Stock shall accrue to the extent, but only to the extent, that dividends are declared by the Board of Directors on the Series A Stock. In the event such dividends are declared, dividends on Series A Stock shall be payable out of funds legally available therefor, and the amount payable to each holder of Series A Stock of record on any dividend payment date shall be rounded to the nearest cent.

         4.       Preemptive Rights.

                  4.1 If at any time after the Effective Time the Corporation or any of its Affiliates proposes to make a capital contribution to Merger Sub through any direct or indirect transfer, in cash or other assets, regardless of whether additional shares of Merger Sub are issued as consideration therefor (a "Cox Contribution"), each Preemptive Right Holder shall have the right to purchase additional shares of Series A Stock (the "Preemptive Right") for an aggregate purchase price (the "Preemptive Consideration") equal to the product of (i) the Conversion Percentage in effect immediately prior to the Contribution Date, multiplied by (ii) the quotient of
(x) the number of shares of Series A Stock held by such Preemptive Right Holder immediately prior to the Contribution Date divided by (y) the total number of shares of Series A Stock outstanding immediately prior to the Contribution Date, multiplied by (iii) the quotient of (x) the fair value of the Cox Contribution (net of any associated liabilities) divided by one (1) minus the product of (A) the Conversion Percentage in effect immediately prior to the Contribution Date, multiplied by (B) the quotient of (x) the number of shares of Series A Stock held by all Preemptive Right Holders immediately prior to the Contribution Date divided by (y) the total number of shares of Series A Stock outstanding immediately prior to the Contribution Date. The provisions of this Section 4.1 shall apply to any successive Cox Contributions, unless or until the Preemptive Right terminates in accordance with Section 4.3 hereof.

                  4.2 The Corporation shall send a notice of a proposed Cox Contribution at least twenty Business Days prior to the Contribution Date to the Preemptive Right Holders, and the Preemptive Right Holders shall notify the Corporation within fifteen Business Days prior to such Contribution Date (an "Election Notice") of their intention to exercise their Preemptive Right (the "Electing Holders"). If any Preemptive Right Holder fails to timely deliver an Election Notice to the Corporation (the "Non-Electing Holders"), the Corporation shall notify all Electing Holders of such failure at least ten Business Days prior to the Contribution Date, and the Electing Holders shall have the right to exercise the Preemptive Right of the Non-Electing

Holders on a pro rata basis or as otherwise agreed by such Electing Holders by notifying the Corporation at least five Business Days prior to the Contribution Date. The purchase price per share of Series A Stock paid in connection with the exercise of any Preemptive Right shall be $44.275. Electing Holders may pay all or a portion of the Preemptive Consideration through the payment to the Corporation of cash or by transferring to the Corporation Class A Common Stock valued at the Average Closing Price on the Contribution Date.

                  4.3 Failure of a Preemptive Right Holder to timely deliver an Election Notice or failure of an Electing Holder to pay the full Preemptive Consideration of such Electing Holder in immediately available funds or by delivery of the certificate or certificates for shares of Class A Common Stock on the Contribution Date shall constitute a waiver of the Preemptive Right with respect to such Cox Contribution by such Preemptive Right Holder or Electing Holder. The Preemptive Right as set forth in this Section 4 shall automatically terminate as of such time that the Conversion Percentage, as adjusted in accordance with Section 7 hereof, attributable to the Series A Stock held by the Preemptive Right Holders is 0%.

                  4.4 The fair value of any Cox Contribution consisting of cash shall be the amount of such cash. The fair value of any Cox Contribution consisting of tangible or intangible assets (net of any associated liabilities) shall be determined by the agreement of the Corporation and the Requisite Holders or by the Qualified Appraiser(s) in connection with a determination of Fair Market Value of Merger Sub pursuant to Section 8 in accordance with Section 8, and such determination shall be final and conclusive on the Corporation and the holders of Series A Stock.

         5.       Optional Conversion.

                  5.1 Holders of Series A Stock shall have no Conversion rights prior to the earliest of (i) a Change of Control, (ii) the fifth anniversary of the Effective Time, or (iii) delivery of a Liquidation Notice (each a "Triggering Event").

                  5.2 On or after the occurrence of a Triggering Event, the holders of a majority of the shares of Series A Stock then outstanding may elect (a "Conversion Election") to convert shares of Series A Stock ("Converting Shares") into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (i) the Conversion Value of such Converting Shares determined as of the Conversion Date by (ii) the Average Closing Price; provided, however, that in the event of a Conversion pursuant to this Section 5.2 during the period described in the first sentence of Section 6.3, the Conversion Value of the Converting Shares and the Average Closing Price shall be determined in accordance with Section 6.3. The holders of Series A Stock shall be entitled to a total of two Conversion Elections, and the Converting Shares to which the first Conversion Election applies shall be those shares of Series A Stock designated in the Conversion Notice held by the holders delivering the Conversion Notice and shall equal at least 25% of the shares of Series A Stock outstanding on the Conversion Date, and the Converting Shares to which the second Conversion Election applies shall comprise all, but not less than all, of the shares of Series A Stock outstanding on the Conversion Date. The second Conversion Election shall be binding upon all holders of the Series A Stock, whether or not such holders execute the Conversion Notice applicable thereto. In the event of dissolution, liquidation or winding up of the Corporation or the redemption of Series A Stock, the right to convert shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on dissolution, liquidation or winding up or payable on redemption to the holders of Series A Stock.

                  5.3 The Conversion Value of the Converting Shares covered by a Conversion Notice (or pursuant to a determination under Section 6.1 or pursuant to the application of the second sentence of Section 6.3) shall be the product of (i) the Fair Market Value of Merger Sub immediately prior to the Conversion Date, multiplied by (ii) the Conversion Percentage immediately prior to the Conversion Date, multiplied by the quotient of (x) the number of Converting Shares to be converted under such Conversion Notice (or pursuant to a determination under Section 6.1 or pursuant to the application of the second sentence of Section 6.3) divided by (y) the total number of shares of Series A Stock outstanding immediately prior to such Conversion Date.

                  5.4 Upon Conversion, each holder of Converting Shares shall be entitled to receive that number of shares of Class A Common Stock that bears the same ratio to the number of such holder's Converting Shares as the aggregate number of shares of Class A Common Stock into which all Converting Shares are convertible (as determined pursuant to Section 5.2) bears to the total number of Converting Shares. The Corporation shall not be required to, in connection with any Conversion of shares of this Series, issue a fraction of a share of Class A Common Stock, and the Corporation shall make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Average Closing Price.

                  5.5 (a) In the event of an election to convert pursuant to Section 5.2 above, holders of Converting Shares shall surrender the certificate or certificates for such Converting Shares at the office of the transfer agent or agents therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation.

                           (b)      If  any  such  certificate  or  certificates
shall have been lost, stolen or destroyed, the holder shall, in lieu of delivering such certificate or certificates, deliver to the transfer agent or agents therefor (or such other place as the Corporation may designate by notice to the holders of shares of this Series) an indemnification agreement and bond satisfactory to the Corporation (provided, however, that in the case of a Greenspun Affiliate no bond shall be required). The Corporation shall, as soon as practicable after all the following events shall have occurred (i) the receipt of the Conversion Notice, (ii) the deposit of certificates for the Converting Shares or delivery of the indemnification agreement and bond (if required), (iii) the determination of the Fair Market Value of Merger Sub and
(iv) the application of Section 5.2 hereof, issue and deliver at such office to the holder for whose account such Converting Shares were surrendered, or to his nominee, certificates representing the number of shares of Class A Common Stock and the cash, if any, to which such holder is entitled upon such Conversion.

                           (c)      Conversion shall be deemed to have been made
as of the Conversion Date; and the Person(s) entitled to receive the Class A Common Stock issuable upon such Conversion shall be treated for all purposes as the record holder of such Class A Common Stock on such date; provided, however, that any Converting Shares of Series A Stock represented by certificates not surrendered or for which an indemnification agreement and bond have not been delivered shall not be entitled to any dividends or distributions payable on the Class A Common Stock after such Conversion Date, unless and until such certificates are surrendered or an indemnification agreement and bond (if required) have been delivered, at which time all such dividends and distributions shall be paid.

                           (d)      On the  Conversion  Date,  all  rights  with
respect to the Converting Shares shall terminate, including, without limitation, the liquidation rights provided in Section 11 hereof, except for the right to receive shares of Class A Common Stock upon Conversion of such Converting Shares, and all certificates for Converting Shares shall be deemed to have been retired and canceled and the Converting Shares represented thereby converted into Class A Common Stock for all purposes, except as provided in Section 5.5(c), as of the Conversion Date.

         6.       Mandatory Conversion.

                  6.1 If at any time after the Effective Time, Merger Sub makes a distribution of cash or other assets with respect to the Capital Stock of Merger Sub, including, without limitation, a dividend or redemption, but excluding any dividend or redemption with respect to the CCLV Preferred, regardless of whether shares of Merger Sub are purchased or canceled (each a "Distribution"), a number of shares of Series A Stock ("Converting Shares") shall be converted in accordance with this Section
6.1. The number of Converting Shares pursuant to this Section 6.1 shall equal the product of (i) the number of shares of Series A Stock then outstanding multiplied by (ii) the quotient of the fair value of the Distribution divided by the Fair Market Value of Merger Sub immediately prior to the Distribution Date. Upon such Distribution, the Converting Shares shall be automatically converted into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (i) the Conversion Value of such Converting Shares determined as of the Distribution Date by (ii) the Average Closing Price. No later than the fifth Business Day after the Distribution Date, the Corporation shall send a notice of the Distribution to holders of Series A Stock (the "Distribution Notice"). The number of shares of Series A Stock to be converted pursuant to this Section 6.1 shall be converted by the holders thereof on a pro rata basis or as otherwise agreed by such holders. Conversions pursuant to this
Section  6.1 shall not affect the number of  Conversion  Elections  set forth in
Section 5.2 hereof.

                  6.2 The fair value of any Distribution consisting of cash shall be the amount of such cash. The fair value of any Distribution consisting of tangible or intangible assets shall be determined by the agreement of the Corporation and the Requisite Holders or by the Qualified Appraiser(s) in connection with a determination of the Fair Market Value of Merger Sub pursuant to Section 8 in accordance with Section 8 and such determination shall be final and conclusive on the Corporation and the holders of Series A Stock.

                  6.3 From the date of the execution of definitive agreements(s) relating to an Asset Sale until the closing of such Asset Sale (the "Asset Sale Date") or the termination of such definitive agreement(s), in the event of a Conversion pursuant to Section 5.2, the Converting Shares shall be converted into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (i) the Conversion Value in effect on the date of execution of such definitive agreements(s) by (ii) the Average Closing Price. Immediately upon an Asset Sale Date, all of the Series A Stock then outstanding (the "Converting Shares") shall be automatically converted into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (i) the Conversion Value in effect on the date of executing definitive agreement(s) with respect to the Asset Sale by (ii) the Average Closing Price. No later than the fifth Business Day after the execution of the definitive agreement(s) with respect to the Asset Sale, the Corporation shall send notice of such execution to holders of

Series A Stock. No later than the fifth Business Day after the Asset Sale Date, the Corporation shall send a notice of the Asset Sale to holders of Series A Stock (the "Asset Sale Notice").

                  6.4 Subsequent to receipt of the Asset Sale Notice or the Distribution Notice, as the case may be, holders of Converting Shares shall surrender the certificate or certificates for such Converting Shares at the office of the transfer agent or agents therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation. If any such certificate or certificates shall have been lost, stolen or destroyed, the holder shall, in lieu of delivering such certificate or certificates, deliver to the transfer agent or agents therefor (or such other place as the Corporation may designate) an indemnification agreement and bond satisfactory to the Corporation (provided, however, that in the case of a Greenspun Affiliate no bond shall be required). The Corporation shall, as soon as practicable after all of the following events shall have occurred (i) the date of the Asset Sale Notice or the Distribution Notice, as the case may be, (ii) the deposit of certificates for the Converting Shares or delivery of the indemnification agreement and bond (if required),
(iii) the determination of the Fair Market Value of Merger Sub and (iv) the application of Section 6.1 or Section 6.3 hereof, issue and deliver at such office to the holder for whose account such Converting Shares were surrendered, or to his nominee, certificates representing the number of shares of Class A Common Stock and the cash, if any, to which such holder is entitled upon such Conversion.

                  6.5 Upon Conversion, each holder of Series A Stock shall be entitled to receive that number of shares of Class A Common Stock that bears the same ratio to the number of such holder's Converting Shares, as the aggregate number of shares of Class A Common Stock into which all Converting Shares are convertible (as determined pursuant to Section 6.1 or Section 6.3, as the case may be) bears to the total number of Converting Shares applicable to such Asset Sale Date or Distribution Date, as the case may be. The Corporation shall not be required to, in connection with any Conversion of shares of this Series, issue a fraction of a share of Class A Common Stock, and the Corporation shall make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Average Closing Price.

                  6.6 Conversion shall be deemed to have been made as of the Asset Sale Date or the Distribution Date, as the case may be; and the Person(s) entitled to receive the Class A Common Stock issuable upon such Conversion shall be treated for all purposes as the record holder of such Class A Common Stock on such date; provided, however, that any Converting Shares represented by certificates not surrendered or for which an indemnification agreement and bond have not been delivered shall not be entitled to any dividends or distributions payable after such Asset Sale Date or Distribution Date, as the case may be, on the Class A Common Stock, unless and until such certificates are surrendered or an indemnification agreement and bond (if required) have been delivered, at which time all such dividends and distributions shall be paid.

                  6.7 On the Asset Sale Date or the Distribution Date, as the case may be, all rights with respect to the Converting Shares shall terminate, including, without limitation, the liquidation rights provided in
Section 11 hereof, except for the right to receive shares of Class A Common Stock upon Conversion of such Converting Shares, and all certificates for Converting Shares shall be deemed to have been retired and canceled and the Converting Shares represented thereby converted into Class A Common Stock for all purposes, except as provided in Section 6.6, as of the Asset Sale Date or the Distribution Date, as the case may be.

                  6.8 In the event that on or after the Effective Time, (a) any consolidation or merger to which the Corporation is a party, except for a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination) in, outstanding shares of Class A Common Stock, (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation or (c) any transaction in which holders of Class A Common Stock receive consideration in exchange for such shares of Class A Common Stock and which causes either the termination of the registration of the Class A Common Stock under the Exchange Act or the termination of the public trading of the Class A Common Stock, then lawful provision shall be made as part of the terms of such transaction whereby each share of Series A Stock shall upon the consummation of such transaction be converted into or be exchanged for the kind and amount of shares of stock or other securities, property and amount of cash receivable upon such consolidation, merger, sale, conveyance or transaction in an amount equal to the amount receivable with respect to the number of shares of Class A Common Stock issuable upon Conversion of such shares of Series A Stock as of the date of consummation of such transaction. For purposes of this Section 6.8, the term "Corporation" shall refer to the Corporation (as defined in Section 1.25) as constituted immediately prior to the merger, consolidation, sale, conveyance or transaction referred to in this Section 6.8.

         7.       Conversion Percentage.

                  7.1      The  Conversion   Percentage  shall  be  20%  at  the
Effective Time and shall thereafter be determined from time to time in accordance with this Section 7.

                  7.2 In the event of a Cox Contribution, the Conversion Percentage immediately after such Cox Contribution shall be equal to the quotient (expressed as a percentage) of (i) the sum of (A) the product of (i) the Fair Market Value of Merger Sub immediately prior to the Contribution Date and (ii) the Conversion Percentage immediately prior to the Contribution Date and (B) the Preemptive Consideration paid by Electing Holders, divided by (ii) the sum of (A) the Fair Market Value of Merger Sub immediately prior to such Contribution Date, (B) the fair value of the Cox Contribution determined in accordance with Section 4.4, and (C) the Preemptive Consideration.

                  7.3 In the event that, pursuant to Section 5.2, shares of this Series A Stock are converted pursuant to a first Conversion Notice that does not apply to all of the outstanding shares of Series A Stock outstanding immediately prior to the Conversion Date applicable to such first Conversion Notice, the Conversion Percentage immediately after such Conversion Date shall be equal to the product of (i) the Conversion Percentage immediately prior to such Conversion Date, multiplied by (ii) the quotient of (a) the number of shares of Series A Stock outstanding immediately after such Conversion Date divided by (b) the number of shares of Series A Stock outstanding immediately prior to such Conversion Date.

                  7.4 The Conversion Percentage shall not be adjusted as a result of a Distribution and Conversion pursuant to Section 6.1.

                  7.5 Within 15 Business Days of any adjustment to the Conversion Percentage pursuant to this Section 7, the Corporation shall send a notice of the new Conversion Percentage to the holders of Series A Stock.

         8.       Fair Market Value of Merger Sub.

                  8.1 This Section 8 shall be complied with to determine the Fair Market Value of Merger Sub for purposes hereof; provided, however, that in connection with an Asset Sale, the Fair Market Value of Merger Sub shall be the price at which such Asset Sale shall occur pursuant to the definitive agreement(s) for such Asset Sale plus the value of any assets retained by Merger Sub following such Asset Sale. The Corporation and the Requisite Holders shall negotiate in good faith to determine the Fair Market Value of Merger Sub. The term "Requisite Holders" shall mean (i) in the case of a Conversion in accordance with Section 5.2, holders of a majority of the Converting Shares,
(ii) in the case of a Cox Contribution in accordance with Section 4, Electing Holders holding a majority of the Series A Stock held by all Electing Holders (or, if there are no Electing Holders, the holders of a majority of the Series A Stock then outstanding), and (iii) in all other cases, holder(s) of a majority of the shares of Series A Stock then outstanding. If the Corporation and the Requisite Holders cannot agree upon the Fair Market Value of Merger Sub within 30 days after the Conversion Date, then either the Corporation or the Requisite Holders may elect to have the Fair Market Value of Merger Sub determined by an independent investment bank, accounting firm, appraisal firm or consulting firm which is experienced in the cable television industry and in the valuation of cable television and other media assets (a "Qualified Appraiser") in accordance with the provisions of this Section 8 by giving written notice (an "Appraisal Notice") to the other party (the "Non-Electing Party"). Within ten Business Days of receipt of the Appraisal Notice by the Non-Electing Party, the Corporation and the Requisite Holders will attempt to agree on one Qualified Appraiser. If the Corporation and the Requisite Holders cannot agree on one Qualified Appraiser within such ten Business Day period, one Qualified Appraiser shall be appointed by the Corporation and one Qualified Appraiser shall be appointed by the Requisite Holders on the date such ten Business Day period expires. The Qualified Appraiser or Qualified Appraisers, as the case may be, shall submit their final report of the Fair Market Value of Merger Sub within 30 days of appointment. If the higher of the two appraisals is less than or equal to 10% higher than the lower of the two, the final Fair Market Value of Merger Sub shall be the average of the Fair Market Values of Merger Sub set forth in each such appraisal. If the disparity between the Fair Market Value of Merger Sub determined by the higher of the two appraisals as compared to the lower of the two is greater than 10%, the Qualified Appraisers shall select a third Qualified Appraiser. If they cannot agree upon a third Qualified Appraiser within five Business Days of the later submitted appraisal of the Fair Market Value of Merger Sub, then the third Qualified Appraiser shall be selected by the Atlanta, Georgia office of the American Arbitration Association, and such third Qualified Appraiser shall make its determination of the Fair Market Value of Merger Sub within 30 days of appointment. The Fair Market Value of Merger Sub shall be the average of the two Fair Market Values set forth in such appraisals that are closest among the three appraisals; provided that if each of the highest and lowest Fair Market Value of Merger Sub set forth in such appraisals is equidistant from the middle Fair Market Value of Merger Sub set forth in such appraisals, the Fair Market Value of Merger Sub shall be such middle Fair Market Value of Merger Sub. The Asset Sale price, the Fair Market Value of Merger Sub agreed upon by the Corporation and the Requisite Holders, or the valuation decision of such Qualified Appraiser(s) as determined in accordance with this
Section 8(a) shall be final and conclusive on the Corporation and all holders of Series A Stock. The cost of the appraisal process shall be borne by the Corporation.

                  8.2 In determining the Fair Market Value of Merger Sub, the following principles shall apply: (a) the valuation of any cable television system will be based on a going concern basis, in conformity with standard appraisal techniques, applying market factors then relevant; and (b) the valuation shall consider all factors which reasonably might affect such valuation, including, without limitation, if and as appropriate, industry developments, and federal and local legislation or regulation including any proposals therefor.

         9.       Redemption at Option of the Corporation.

                  9.1 The Corporation may at any time, at its sole option, redeem, out of funds legally available therefor, all, but not less than all, of the shares of outstanding Series A Stock on and after the earlier of (i) the thirtieth anniversary date of the Effective Time or (ii) at any time after Greenspun Affiliates hold the investment power (as such term is defined in Rule 13d-3 under the Exchange Act) with respect to less than 50% of the then issued and outstanding shares of Series A Stock.

                  9.2 The redemption price shall be paid by the Corporation in cash and shall be in an amount for each share in this Series equal to such share's Liquidation Value plus any declared but unpaid dividends on the Series A Stock to the date fixed for the redemption (the "Redemption Price").

                  9.3 The Corporation shall provide each holder of Series A Stock with a written notice of redemption (addressed to the holder at its address as it appears on the stock transfer books of the Corporation), not earlier than 60 nor later than 20 days before the date fixed for redemption. The notice of redemption shall specify (i) the Series to be redeemed; (ii) the date fixed for redemption; (iii) the Redemption Price; and (iv) the place the holders of Series A Stock may obtain payment of the Redemption Price upon surrender of their certificates. If funds are available on the date fixed for redemption, then whether or not shares are surrendered for payment of the Redemption Price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled to receive the Redemption Price without interest upon the surrender of the share certificate.

         10. Voting. The shares of this Series shall have no voting rights except as required by law or as set forth below.

                  10.1 Each share of this Series shall be entitled to vote together with holders of the shares of Class A Common Stock (and any other class or series which may similarly be entitled to vote with the shares of Class A Common Stock) as a single class upon all matters upon which holders of Class A Common Stock are entitled to vote. In any such vote, the holders of this Series shall be entitled to one vote per share of Series A Stock.

                  10.2 So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing more than 50% of the aggregate voting power of shares of this Series then outstanding, amend, alter or repeal any of the provisions of this Certificate or the Certificate of Incorporation, so as in any such case to adversely affect the voting powers, designations, preferences and other special rights, and qualifications, limitations or restrictions of the shares of this Series.

                  10.3 Except as provided in Section 10.2, the holders of Series A Stock shall have no right to vote separately as a class.

         11.      Liquidation Rights.

                  11.1 The Corporation shall provide not less than 30 days advance notice of any dissolution, liquidation or winding up of the Corporation to each holder of Series A Stock (a "Liquidation Notice"). Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, in preference to the holders of, and before any payment or distribution shall be made on, Junior Stock, the amount of $44.275 per share (the "Liquidation Value") plus an amount equal to all declared and unpaid dividends on the Series A Stock, if any, to the date of final distribution. The Liquidation Value shall be subject to adjustment from time to time to appropriately give effect to any Adjustment Events.

                  11.2 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 11.

                  11.3 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 11, the holders of this Series shall have no right or claim to any of the remaining assets of the Corporation.

         12.      Covenants of the Company.

                  12.1 Any acquisition of, or merger, consolidation or other business combination with, a Communication Business in the Las Vegas ADI by or with the Corporation or any Affiliate of the Corporation shall be effected through or with Merger Sub.

                  12.2 Any transaction (other than Cox Contributions and Distributions) between Merger Sub and the Corporation or any Affiliate of the Corporation shall be fair from a financial point of view and on terms no less favorable than those available from independent third parties. The financial fairness of any transaction (other than Advances, the issuance of the CCLV Preferred, the payment of dividends on the CCLV Preferred, the redemption of the CCLV Preferred, Cox Contributions, and Distributions) in excess of $1.5 million shall be determined by the Board of Directors in good faith and such determination shall be set forth in a resolution of the Board, and the financial fairness of any transaction (other than Advances, the issuance of the CCLV Preferred, the payment of dividends on the CCLV Preferred, the redemption of the CCLV Preferred, Cox Contributions, and Distributions) in excess of $10 million shall be determined by a Qualified Appraiser selected by the Corporation.

                  12.3 The Indebtedness of Merger Sub as of the Effective Time shall equal the sum of Sections 2.2(a)(1)(t), (u), (v), (w) and (x) of the Merger Agreement. From the Effective Time and until Break Even, the Corporation shall fund all cash requirements of Merger Sub through Advances, and Merger Sub shall not incur Indebtedness other than Advances. At Break Even, this covenant shall immediately terminate and thereafter shall have no further force or effect.

                  12.4 The Corporation shall allocate corporate overhead expenses to Merger Sub in a manner consistent with the manner in which it allocates corporate overhead expense to its other subsidiaries.

                  12.5 The Corporation shall reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the Conversion of the shares of this Series, such number of its duly authorized shares of Class A Common Stock (or, if applicable, any other shares of Capital Stock of the Corporation) as shall from time to time be sufficient to effect the Conversion of all outstanding shares of this Series into such Class A Common Stock (or such other shares of Capital Stock) at any time (assuming that, at the time of the computation of such number of shares, all such Class A Common Stock (or such other shares of Capital Stock) would be held by a single holder); provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the Conversion of the shares by delivery of purchased shares of Class A Common Stock (or such other shares of Capital Stock) that are held in the treasury of the Corporation. All shares of Class A Common Stock (or such other shares of Capital Stock of the Corporation) which shall be deliverable upon Conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. Any shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                  12.6 If any shares of Class A Common Stock which would be issuable upon Conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon Conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of Class A Common Stock required to be delivered upon Conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery.

                  12.7 The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on Conversion (or pursuant to redemption or exchange) of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Class A Common Stock or such other shares of Capital Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  12.8     The  Corporation   shall  not  cause  Merger  Sub  to
dissolve, liquidate or wind up, or transfer any Operating Assets to any Person controlled by or under common control with the Corporation.

                  12.9 The Corporation or its Affiliates shall not sell, and shall not permit Merger Sub to sell, less than all of the Capital Stock in Merger Sub to any Person other than the Corporation or any Affiliates of the Corporation.

         13.      Other Provisions.

                  13.1 All notices from the Corporation to the holders shall be given by one of the methods specified in Section 13.2. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to give such notice, nor any defect therein or in the transmission thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                  13.2 All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the first Business Day following the date received, if delivered personally, (ii) on the Business Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Business Day that is at least five days following deposit in the mails, if sent by first class mail to
(x) a holder at its last address as it appears on the transfer records or registry for the Series A Stock and (y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this Section 13.2): Cox Communications, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia 30319, Attention: Secretary.

                  13.3 Any shares of this Series which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such Conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly canceled, and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to Series A Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series A Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  13.4 The shares of this Series shall be issuable in whole shares or, if authorized by the Board of Directors (or any authorized committee thereof), in any fraction of a whole share so authorized or any integral multiple of such fraction.

                  13.5 The Corporation shall be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

         IN  WITNESS  WHEREOF,   Cox   Communications,   Inc.  has  caused  this
Certificate to be signed and attested this 30th day of September, 1998.

                            COX COMMUNICATIONS, INC.




                                                     By: /s/ James O. Robbins
                                                         ----------------------
                                                        Name: James O. Robbins
                                                        Title: President


Attest: /s/ Andrew A. Merdeck
         Name: Andrew A. Merdeck
         Title: Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                            AND OF REGISTERED AGENT


         It is hereby certified that:


SEVENTEENTH:

         The  name of the corporation (hereinafter called the "corporation") is

                            COX COMMUNICATIONS, INC.

EIGHTEENTH:

         The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

NINETEENTH:

         The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

TWENTIETH:

         The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.


         Signed on January 20, 1999.


                                                    /s/ Andrew A. Merdeck
                                                    ---------------------------
                                                    ANDREW A. MERDEK, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COX COMMUNICATIONS, INC.


COX  COMMUNICATIONS,  INC., a corporation  organized and existing  under and by
virtue  of  the  General   Corporation  Law  of  the  State  of  Delaware  (the
"Corporation"),

DOES HEREBY CERTIFY:

FIRST: That, the Board of Directors of COX COMMUNICATIONS, INC. pursuant to Sections 141 and 242 of the General Corporation Law, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the stockholders of the Corporation for consideration thereof. The stockholders of the Corporation duly approved, pursuant to said
Section 242, said proposed amendment at the annual meeting of the stockholders on May 13, 1999. The resolutions setting forth the amendment to the Certificate of Incorporation are as follows:

         RESOLVED, that, subject to stockholder approval, the Certificate of Incorporation of the Corporation be amended by filing the Certificate of Amendment such that subsection A of Article V thereof shall be restated in its entirety to read as follows:

                  "A. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is seven hundred twenty million (720,000,000) shares of which
         (i) seven hundred ten million (710,000,000) shares of a par value of $1.00 per share shall be Common Stock (the "Common Stock"), and (ii) ten million (10,000,000) shares of a par value of $1.00 per share shall be Preferred Stock (the "Preferred Stock"). The Common Stock shall be divided into classes as follows: six hundred fifty million (650,000,000) shares of Class A Common Stock ("Class A Stock") and sixty million (60,000,000) shares of Class C Common Stock ("Class C Stock").";

         FURTHER RESOLVED, that, subject to stockholder approval, the Certificate of Incorporation of the Corporation be further amended upon the filing of the Certificate of Amendment such that the following paragraph be inserted as a new first paragraph to Article V of the Certificate of
Incorporation:

                  "That, as of May, 14, 1999 (the "Effective Date"), a two-for-one stock split of the Corporation's capital stock shall become effective, such that (i) each share of Class A Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) on the Effective Date shall represent two shares of Class A Stock from and after the Effective Date; (ii) each share of Class C Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) on the Effective

         Date shall represent two shares of Class C Stock from and after the Effective Date; and (iii) each share of Preferred Stock outstanding and held of record by each stockholder of the Corporation on the Effective Date shall represent two shares of the respective class of Preferred Stock from and after the Effective Date.";

         FURTHER RESOLVED, that the foregoing amendments to the Certificate of Incorporation of the Corporation be submitted to the stockholders of the Corporation for their approval at the next annual meeting of stockholders and that the Board of Directors recommends that the stockholders of the Corporation vote in favor of such amendments;

         FURTHER RESOLVED, that the proper officers of the Corporation be, and they each (acting alone) hereby are, authorized to file the Certificate of Amendment with the Secretary of State of the State of Delaware promptly after the requisite stockholder approval has been obtained; and

         FURTHER RESOLVED, that the foregoing amendments to the Certificate of Incorporation of the Corporation, subject to approval by the stockholders of the Corporation, shall be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation setting forth the foregoing amendments with the Secretary of State of the State of Delaware.


SECOND: That said amendments were approved by the requisite vote of the stockholders of the Corporation at the annual meeting of stockholders of the Corporation.

THIRD:  That  said  amendments  were  duly  adopted  in  accordance  with   the
provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, said COX COMMUNICATIONS, INC. has caused this certificate to be signed by James O. Robbins, its President and Chief Executive Officer, and Andrew A. Merdek, its Secretary, this 13th day of May, 1999.


                                             By: /s/ James O. Robbins
                                                 ----------------------
                                                  James O. Robbins
                                                  President and Chief
                                                  Executive Officer


ATTEST: /s/ Andrew A. Merdek
            Andrew A. Merdek
            Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COX COMMUNICATIONS, INC.


COX  COMMUNICATIONS,  INC.,  a corporation organized and existing under and  by
virtue  of  the  General  Corporation  Law  of  the  State  of  Delaware   (the
"Corporation"),

DOES HEREBY CERTIFY:

FIRST: That, the Board of Directors of COX COMMUNICATIONS, INC. pursuant to Sections 141 and 242 of the General Corporation Law, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the stockholders of the Corporation for consideration thereof. The stockholders of the Corporation duly approved, pursuant to said
Section 242, said proposed amendment at the annual meeting of the stockholders on May 16, 2000. The resolutions setting forth the amendment to the Certificate of Incorporation are as follows:

         RESOLVED, that, subject to stockholder approval, the Certificate of Incorporation of the Corporation be amended by filing the Certificate of Amendment such that subsection A of Article V thereof shall be restated in its entirety to read as follows: "A. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is seven hundred forty-three million (743,000,000) shares of which (i) seven hundred thirty-three million (733,000,000) shares of a par value of $1.00 per share shall be Common Stock (the "Common Stock"), and (ii) ten million (10,000,000) shares of a par value of $1.00 per share shall be Preferred Stock (the "Preferred Stock"). The Common Stock shall be divided into classes as follows: six hundred seventy-one million (671,000,000) shares of Class A Common Stock ("Class A Stock") and sixty-two million (62,000,000) shares of Class C Common Stock ("Class C Stock").";

         FURTHER RESOLVED, that the proper officers of the Corporation be, and they each (acting alone) hereby are, authorized to file the Certificate of Amendment with the Secretary of State of the State of Delaware promptly after the requisite stockholder approval has been obtained; and

         FURTHER RESOLVED, that the foregoing amendments to the Certificate of Incorporation of the Corporation, subject to approval by the stockholders of the Corporation, shall be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation setting forth the foregoing amendments with the Secretary of State of the State of Delaware.

SECOND: That said amendment was approved by the requisite vote of the stockholders of the Corporation at the annual meeting of stockholders of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, said COX COMMUNICATIONS, INC. has caused this certificate to be signed by James O. Robbins, its President and Chief Executive Officer, and Andrew A. Merdek, its Secretary, this 16th day of May, 2000.



                                              By: /s/ James O. Robbins
                                                  ----------------------
                                                   James O. Robbins
                                                   President and Chief
                                                   Executive Officer



ATTEST: /s/ Andrew A. Merdeck
            Andrew A. Merdek
            Secretary